INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 89 to Registration
Statement No. 2-11052 of Oppenheimer Total Return Fund, Inc. on Form N-1A of
our report dated January 23, 2003, appearing in the Statement of Additional
Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of
Additional Information and "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Denver, Colorado
February 24, 2003